                                                                     Exhibit 4.9

                   (Form of Face of Growth PRIDES Certificate)

         [THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT (AS HEREINAFTER DEFINED) AND IS REGISTERED IN THE NAME OF THE CLEARING AGENCY OR A NOMINEE THEREOF. THIS CERTIFICATE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A CERTIFICATE REGISTERED, AND NO TRANSFER OF THIS CERTIFICATE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH CLEARING AGENCY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

No. R-1                                                    CUSIP No. 008252 60 3
Number of Growth PRIDES

                            Growth PRIDES Certificate

         This Growth PRIDES Certificate certifies that Cede & Co. is the registered Holder of the number of Growth PRIDES set forth above. Each Growth PRIDES represents (i) a 1/40, or 5.0%, undivided beneficial ownership interest in a Treasury Security having a principal amount at maturity equal to $1,000, subject to the Pledge of such Treasury Security by such Holder pursuant to the Pledge Agreement, and (ii) the rights and obligations of the Holder under one Purchase Contract with Affiliated Managers Group, Inc., a Delaware corporation (the "Company"). All capitalized terms used herein which are defined in the Purchase Contract Agreement have the meaning set forth therein.

         Pursuant to the Pledge Agreement, the Treasury Securities constituting part of each Growth PRIDES evidenced hereby have been pledged to the Collateral Agent, for the benefit of the Company, to secure the obligations of the Holder under the Purchase Contract comprising a portion of such Growth PRIDES.

         The Pledge Agreement provides that all payments of the principal of any Treasury Securities received by the Collateral Agent shall be paid by the Collateral Agent by wire transfer in same day funds (i) in the case of any principal payments with respect to any Treasury Securities that have been released from the Pledge pursuant to the Pledge Agreement, to the Holders of the applicable Growth PRIDES to the accounts designated by them in writing for such purpose no later than 2:00 p.m., New York City time, on the Business Day such payment is received by the Collateral Agent (provided that in the event such payment is received by the Collateral Agent on a day that is not a Business Day or after 12:30 p.m., New York City time, on a Business Day, then such payment shall be made no later than 10:30 a.m., New York City time, on the next succeeding Business Day), and (ii) in the case of the principal of any pledged Treasury Securities, to the Company on the Purchase Contract Settlement Date (as defined herein) in accordance with the terms of the Pledge Agreement, in full satisfaction of the respective obligations of the Holders of the Growth PRIDES of which such pledged Treasury Securities are a part under the Purchase Contracts forming a part of such Growth PRIDES.

         Each Purchase Contract evidenced hereby obligates the Holder of this Growth PRIDES Certificate to purchase, and the Company to sell, on November 17, 2004 (the "Purchase Contract Settlement Date"), at a price equal to $25 (the "Stated Amount"), a number of newly issued shares of Common Stock, par value $0.1 ("Common Stock"), of the Company equal to the Settlement Rate, unless on or prior to the Purchase Contract Settlement Date there shall have occurred a Termination Event or an Early Settlement with respect to the Growth PRIDES of which such Purchase Contract is a part, all as provided in the Purchase Contract Agreement and more fully described on the reverse hereof. The purchase price (the "Purchase Price") for the shares of Common Stock purchased pursuant to each Purchase Contract evidenced hereby, if not paid earlier, shall be paid on the Purchase Contract Settlement Date by application of the Proceeds from the Treasury Securities pledged to secure the obligations under such Purchase Contract in accordance with the terms of the Pledge Agreement.

         Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Agent by manual signature, this Growth PRIDES Certificate shall not be entitled to any benefit under the Pledge Agreement or the Purchase Contract Agreement or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.



                                    AFFILIATED MANAGERS GROUP, INC.


                                    By: _________________________________
                                    Name:
                                    Title:



                                    HOLDER SPECIFIED ABOVE (as to obligations of such Holder under the Purchase Contracts evidenced hereby)

                                    By: FIRST UNION NATIONAL BANK



                                    By: _________________________________
                                    Name:
                                    Title:

                                    not individually but solely as attorney-in-fact of such Holder

Dated: December 21, 2001

                      AGENT'S CERTIFICATE OF AUTHENTICATION

         This is one of the Income PRIDES Certificates referred to in the within mentioned Purchase Contract Agreement.



                                     By: _________________________________
                                                Authorized Signatory

                                     as Purchase Contract Agent

Dated: December 21, 2001

                 (Form of Reverse of Growth PRIDES Certificate)

         Each Purchase Contract evidenced hereby is governed by a Purchase Contract Agreement, dated as of December 21, 2001 (as may be supplemented from time to time, the "Purchase Contract Agreement"), between the Company and First Union National Bank, as Purchase Contract Agent (including its successors thereunder, herein called the "Agent"), to which the Purchase Contract Agreement and supplemental agreements thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Agent, the Company and the Holders and of the terms upon which the Growth PRIDES Certificates are, and are to be, executed and delivered. In the case of any inconsistency between this Certificate and the terms of the Purchase Contract Agreement, the terms of the Purchase Contract Agreement shall prevail.

         Each Purchase Contract evidenced hereby obligates the Holder of this Growth PRIDES Certificate to purchase, and the Company to sell, on the Purchase Contract Settlement Date at the Purchase Price, a number of newly issued shares of Common Stock of the Company equal to the Settlement Rate, unless, on or prior to the Purchase Contract Settlement Date, there shall have occurred a Termination Event or an Early Settlement with respect to the Security of which such Purchase Contract is a part. The "Settlement Rate" is equal to (a) if the Applicable Market Value (as defined below) is equal to or greater than $84.065 (the "Threshold Appreciation Price"), 0.2974 shares of Common Stock per Purchase Contract, (b) if the Applicable Market Value is less than the Threshold Appreciation Price but is greater than $73.10, the number of shares of Common Stock per Purchase Contract equal to the Stated Amount divided by the Applicable Market Value and (c) if the Applicable Market Value is less than or equal to $73.10, .3420 shares of Common Stock per Purchase Contract, in each case subject to adjustment as provided in the Purchase Contract Agreement. No fractional shares of Common Stock will be issued upon settlement of Purchase Contracts, as provided in the Purchase Contract Agreement.

         Each Purchase Contract evidenced hereby which is settled through Early Settlement shall obligate the Holder of the related Growth PRIDES to purchase at the Purchase Price, and the Company to sell, a number of newly issued shares of Common Stock equal to the Early Settlement Rate.

         The "Applicable Market Value" means the average of the Closing Price per share of Common Stock on each of the 20 consecutive Trading Days ending on the third Trading Day immediately preceding the Purchase Contract Settlement Date or, for purposes of determining cash payable in lieu of fractional shares in connection with an Early Settlement, the third Trading Day immediately preceding the relevant Early Settlement Date.

         The "Closing Price" of the Common Stock on any date of determination means the closing sale price (or, if no closing sale price is reported, the last reported sale price) of the Common Stock on The New York Stock Exchange (the "NYSE") on such date or, if the Common Stock is not listed for trading on the NYSE on any such date, as reported in composite transactions for the principal United States securities exchange on which the Common Stock is so listed, or if the Common Stock is not so listed on a United States national or regional securities exchange, the last closing sales price on and as reported as reported by the Nasdaq National Market or, if the Common Stock is not so reported, the last quoted bid price for the

Common Stock in the over-the-counter market as reported by the National Quotation Bureau or similar organization, or, if such bid price is not available, the market value of the Common Stock on such date as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company. A "Trading Day" means a day on which the Common Stock
(A) is not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business and
(B) has traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

         In accordance with the terms of the Purchase Contract Agreement, the Holder of this Growth PRIDES Certificate shall pay the Purchase Price for the shares of Common Stock purchased pursuant to each Purchase Contract evidenced hereby by effecting either an Early Settlement of each such Purchase Contract or by applying a principal amount of the pledged Treasury Securities underlying such Holder's Growth PRIDES equal to the Stated Amount to the purchase of the Common Stock. A Holder of Growth PRIDES who does not elect, on or prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the Purchase Contract Settlement Date, to make an Early Settlement, shall pay the Purchase Price for the shares of Common Stock to be issued on the related Purchase Contract by applying a principal amount of the pledged Treasury Securities as aforesaid.

         The Company shall not be obligated to issue any shares of Common Stock in respect of a Purchase Contract or deliver any certificates therefor to the Holder unless it shall have received payment in full of the aggregate Purchase Price for the shares of Common Stock to be purchased thereunder in the manner herein set forth.

         The Growth PRIDES Certificates are issuable only in registered form and only in denominations of a single Growth PRIDES and any integral multiple thereof. The transfer of any Growth PRIDES Certificate will be registered and Growth PRIDES Certificates may be exchanged as provided in the Purchase Contract Agreement. The Growth PRIDES Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents permitted by the Purchase Contract Agreement. No service charge shall be required for any such registration of transfer or exchange, but the Company and the Agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. A Holder who elects to substitute Senior Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, for Treasury Securities, thereby recreating Income PRIDES, shall be responsible for any fees or expenses payable in connection therewith. Except as provided in the Purchase Contract Agreement, for so long as the Purchase Contract underlying a Growth PRIDES remains in effect, such Growth PRIDES shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Growth PRIDES in respect of the Treasury Security and the Purchase Contract constituting such Growth PRIDES may be transferred and exchanged only as a Growth PRIDES. A Holder of Growth PRIDES may recreate Income PRIDES by delivering to the Collateral Agent Senior Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, with an aggregate principal amount, in the case of such Senior Notes, or with the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, in the case of such appropriate Applicable Ownership Interest of the Treasury Portfolio, equal to the aggregate principal amount of the pledged Treasury Securities in exchange for the release of such pledged

Treasury Securities in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement. From and after such substitution, the Security for which such pledged Senior Notes or appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, secures the Holder's obligation under the Purchase Contract shall be referred to as an "Income PRIDES." A Holder may make such a substitution only in integral multiples of 40 Growth PRIDES for 40 Income PRIDES; provided, however, that if a Tax Event Redemption or a Successful Initial Remarketing has occurred and the Treasury Portfolio has become a component of the Income PRIDES, a Holder may make such substitution only in integral multiples of 8,000 Growth PRIDES for 8,000 Income PRIDES. Such substitution may cause the equivalent aggregate Stated Amount of this Certificate to be increased or decreased; provided, however, the equivalent aggregate Stated Amount outstanding under this Growth PRIDES Certificate shall not exceed $200,000,000. [All such adjustments to the equivalent aggregate Stated Amount of this Growth PRIDES Certificate shall be duly recorded by placing an appropriate notation on the Schedule attached hereto.]

         A Holder of an Income PRIDES may create a Growth PRIDES by delivering to the Collateral Agent Treasury Securities in an aggregate principal amount of the pledged Senior Notes or the appropriate Applicable Ownership Interest (as specified in clause (A) of the definition of such term) of the Treasury Portfolio, as the case may be, in exchange for the release of such pledged Senior Notes or the appropriate Applicable Ownership Interest of the Treasury Portfolio, as the case may be, in accordance with the terms of the Purchase Contract Agreement and the Pledge Agreement. Any such creation of a Growth PRIDES may be effected only in multiples of 40 Income PRIDES for 40 Growth PRIDES; provided, however, if a Tax Event Redemption or a Successful Initial Remarketing has occurred and the Treasury Portfolio has become a component of the Income PRIDES, a Holder may make such Collateral Substitution only in integral multiples of 8,000 Income PRIDES for 8,000 Growth PRIDES.

         The Purchase Contracts and all obligations and rights of the Company and the Holders thereunder shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Agent or the Company, if, on or prior to the Purchase Contract Settlement Date, a Termination Event shall have occurred. Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than two Business Days thereafter give written notice to the Agent, the Collateral Agent and to the Holders, at their addresses as they appear in the Growth PRIDES Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Treasury Securities from the Pledge in accordance with the provisions of the Pledge Agreement.

         Subject to and upon compliance with the provisions of the Purchase Contract Agreement, at the option of the Holders thereof, Purchase Contracts underlying Securities having an aggregate Stated Amount equal to $1,000 or an integral multiple thereof may be settled early ("Early Settlement") as provided in the Purchase Contract Agreement. In order to exercise the right to effect Early Settlement with respect to any Purchase Contracts evidenced by this Growth PRIDES Certificate, the Holder of this Growth PRIDES Certificate shall deliver this Growth PRIDES Certificate to the Agent at the Corporate Trust Office or the New York Office duly endorsed for transfer to the Company or in blank with the form of Election to Settle Early set forth below duly completed and accompanied by payment in lawful money of the United States by [certified or cashiers check or] wire transfer, in each case in immediately available funds payable to the Company in an amount (the "Early Settlement Amount") equal to (i) the product of (A) the Stated Amount times (B) the number of Purchase Contracts with respect to which the Holder has elected to effect Early Settlement plus
(ii) if such delivery is made with respect to any Purchase Contracts during the period from the close of business on any Record Date next preceding any Payment Date to the opening of business on such Payment Date, interest, if any, payable on such Payment Date with respect to such Purchase Contracts. Upon Early Settlement of Purchase Contracts by a Holder of the related Securities, the pledged Treasury Securities underlying such Securities shall be released from the Pledge as provided in the Pledge Agreement and the Holder shall be entitled to receive a number of shares of Common Stock on account of each Purchase Contract forming part of a Growth PRIDES as to which Early Settlement is effected equal to the Early Settlement Rate. The Early Settlement Rate shall initially be equal to 0.2974 shares of Common Stock and shall be adjusted in the same manner and at the same time as the Settlement Rate is adjusted as provided in the Purchase Contract Agreement.

         Upon registration of transfer of this Growth PRIDES Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Agent pursuant to the Purchase Contract Agreement) under the terms of the Purchase Contract Agreement, the Pledge Agreement and the Purchase Contracts evidenced hereby and the transferor shall be released from the obligations under the Purchase Contract Agreement, the Pledge Agreement and the Purchase Contracts evidenced by this Growth PRIDES Certificate. The Company covenants and agrees, and the Holder, by his acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

         The Holder of this Growth PRIDES Certificate, by its acceptance hereof, authorizes the Agent to enter into and perform the related Purchase Contracts forming part of the Growth PRIDES evidenced hereby on his behalf as its attorney-in-fact, expressly withholds any consent to the assumption (i.e., affirmance) of the Purchase Contracts by the Company or its trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform its obligations under such Purchase Contracts, consents to the provisions of the Purchase Contract Agreement, authorizes the Agent to enter into and perform the Pledge Agreement on its behalf as its attorney-in-fact, and consents to the Pledge of the Treasury Securities underlying this Growth PRIDES Certificate pursuant to the Pledge Agreement and to all other provisions of the Pledge Agreement. The Holder further covenants and agrees, that, to the extent and in the manner provided in the Purchase Contract Agreement and the Pledge Agreement, but subject to the terms thereof, Proceeds of the pledged Treasury Securities on the Purchase Contract Settlement Date shall be paid by the Collateral Agent to the Company in satisfaction of such Holder's obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such Proceeds.

         Subject to certain exceptions, the provisions of the Purchase Contract Agreement may be amended with the consent of the Holders of a majority of the Purchase Contracts then outstanding.

         The Purchase Contracts shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

         The Company, the Agent and its Affiliates and any agent of the Company or the Agent may treat the Person in whose name this Growth PRIDES Certificate is registered as the owner of the Growth PRIDES evidenced hereby for the purpose of receiving payments on the Treasury Securities, performance of the Purchase Contracts and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither the Company, the Agent nor any such agent shall be affected by notice to the contrary.

         The Purchase Contracts shall not, prior to the settlement thereof, entitle the Holder to any of the rights of a holder of shares of Common Stock. A copy of the Purchase Contract Agreement is available for inspection at the offices of the Agent.

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -                      as tenants in common

UNIF GIFT MIN ACT -                              Custodian
                                ------------------------------------------------
                                (cust)                                   (minor)

                                Under Uniform Gifts to Minors Act

                                ________________________________________________
                                                   (State)

TEN ENT -                       as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

                          ____________________________

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto___________________________________________________________________________

_______________________________________________________________________________
(Please insert Social Security or Taxpayer I.D. or other Identifying Number of Assignee)

_______________________________________________________________________________

_______________________________________________________________________________
(Please Print or Type Name and Address Including Postal Zip Code of Assignee)

the within Growth PRIDES Certificates and all rights thereunder, hereby irrevocably constituting and appointing

_______________________________________________________________________________
attorney to transfer said Growth PRIDES Certificates on the books of Affiliated Managers Group, Inc. with full power of substitution in the premises.

Dated:  _________________                  _________________________________
                                           Signature

                                           NOTICE: The signature to this
                                           assignment must correspond with
                                           the name as it appears upon the
                                           face of the within Growth PRIDES
                                           Certificates in every particular,
                                           without
                                           alteration or enlargement or
                                           any change whatsoever.

Signature Guarantee:__________________

                             SETTLEMENT INSTRUCTIONS

         The undersigned Holder directs that a certificate for Common Stock deliverable upon settlement on or after the Purchase Contract Settlement Date of the Purchase Contracts underlying the number of Growth PRIDES evidenced by this Growth PRIDES Certificate be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.


Dated:_______________________                   ______________________________
                                                Signature
                                                Signature Guarantee:

If shares are to be registered in
the name of and delivered               REGISTERED HOLDER
to a Person other than the Holder,
please print such Person's name
and address:

                                        Please print name
                                        and address of
                                        Registered Holder:

__________________________________      _______________________________________
              Name                                    Name

__________________________________      _______________________________________
              Address                                 Address

__________________________________      _______________________________________

__________________________________      _______________________________________

__________________________________      _______________________________________



Social Security or other
Taxpayer Identification
Number, if any                          _______________________________________


                            ELECTION TO SETTLE EARLY

         The undersigned Holder of this Growth PRIDES Certificate hereby irrevocably exercises the option to effect Early Settlement in accordance with the terms of the Purchase Contract Agreement with respect to the Purchase Contracts underlying the number of Growth PRIDES evidenced by this Growth PRIDES Certificate specified below. The option to effect Early Settlement may be exercised only with respect to Purchase Contracts underlying Growth PRIDES with an aggregate Stated Amount equal to $1,000 or an integral multiple thereof. The undersigned Holder directs that a certificate for Common Stock deliverable upon such Early Settlement be registered in the name of, and delivered, together with a check in payment for any fractional share and any Growth PRIDES Certificate representing any Growth PRIDES evidenced hereby as to which Early Settlement of the related Purchase Contracts is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below. Pledged Treasury Securities deliverable upon such Early Settlement will be transferred in accordance with the transfer instructions set forth below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated:______________________                   ________________________________
                                               Signature

Signature Guarantee: _________________________

Number of Securities evidenced hereby as to which Early Settlement of the related Purchase Contracts is being elected:

If Common Stock or Growth              REGISTERED HOLDER PRIDES
Certificates are to be
registered in the name of
and delivered to and Pledged
Treasury Securities are
to be transferred to a
Person other than the Holder,
please print such Person's
name and address:

                                       Please print name
                                       and address of
                                       Registered Holder:

________________________________       ________________________________________
             Name                                      Name

________________________________       ________________________________________
             Address                                   Address

________________________________       ________________________________________

________________________________       ________________________________________

________________________________       ________________________________________



Social Security or other
Taxpayer Identification
Number, if any                         ________________________________________


Transfer Instructions for Pledged Treasury Securities Transferable Upon Early Settlement or a Termination Event:

________________________________

________________________________

________________________________

                      TO BE ATTACHED TO GLOBAL CERTIFICATES

                              OUTSTANDING BALANCES

The following increases or decreases in this Global Certificate have been made:


                                                          Equivalent
                     Amount of         Amount of       Principal Amount       Signature of
                    decrease in       increase in       of this Global         authorized
                    equivalent         equivalent        Certificate          signatory of
                  Principal Amount  Principal Amount    following such      Transfer Agent or
                   of the Global     of the Global        decrease or          Securities
      Date          Certificate       Certificate          increase             Custodian
----------------  ----------------  ----------------    ----------------    -----------------

